UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, , Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On November 12, 2014, the Compensation Committee of the Board of Directors of Eagle Bancorp, Inc. (the “Company”) approved the payment of special cash bonuses to executive officers of the Company and EagleBank, in consideration of the extra-ordinary efforts and services provided in connection with the execution, consummation and implementation of the merger with Virginia Heritage Bank.  The bonuses are payable on November 21, 2014.

The bonuses payable to the Company’s named executive officers are as set forth in the following table:

Name	Title	Bonus
James H. Langmead	EVP and CFO – Company and Bank	$20,000
Antonio F. Marquez	EVP & CLO – Commercial Real Estate - Bank	$10,000
Ronald D. Paul	President and CEO – Company, CEO - Bank	$-0-
Susan G. Riel	EVP – Company; SEVP & COO – Bank	$25,000
Janice L. Williams	EVP & Chief Credit Officer – Bank	$15,000

The Committee also authorized payment of bonuses of $45,000 to other executive officers, and of $322,000 to non-executive officer employees.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: November 18, 2014